Exhibit 99.1

CANADIAN IMPERIAL BANK OF COMMERCE 300 Madison Avenue New York, New York 10017	CIBC WORLD MARKETS CORP. 300 Madison Avenue New York, New York 10017

March 12, 2006

Senior Credit Facilities
Commitment Letter

Watson Pharmaceuticals, Inc.

311 Bonnie Circle

Corona, California 92880

Attn: Charles P. Slacik, Executive Vice President

and Chief Financial Officer

Ladies and Gentlemen:

This commitment letter agreement (together with all exhibits and schedules hereto, the “Commitment Letter”) will confirm the understanding and agreement among Canadian Imperial Bank of Commerce, acting through its New York Agency, (“CIBC”), CIBC World Markets Corp. (“CIBC WM” and, together with CIBC, the “Commitment Parties”) and Watson Pharmaceuticals, Inc., a Nevada corporation (together with each of its subsidiaries, the “Borrower”), in connection with the proposed financing for the acquisition (the “Acquisition”) of Andrx Corporation, a Delaware corporation (the “Target” and, together with each of its subsidiaries and assets, the “Acquired Business”) in a merger of the Target with a wholly-owned subsidiary of the Borrower pursuant to an agreement and plan of merger (the “Merger Agreement”). The Acquisition and the transactions related thereto, including the related financing thereof, are herein referred to as the “Transactions.” Capitalized terms used but not defined herein shall have the meanings assigned in the Term Sheet (defined below).

You have advised us that you expect the total consideration needed to finance the Transactions will be approximately $1,911,300,000 consisting of the following uses: (i) $1,872,200,000 for the acquisition of all of the issued and outstanding common stock of the Target and (ii) $39,100,000 for the estimated fees and expenses of the Borrower related to the Transactions. The cash portion of such consideration you expect will be provided from the following sources: approximately (i) $199,400,000 of borrowings by the Borrower under a new $500,000,000 Revolving Credit Facility (the “Revolving Facility”), (ii) $650,000,000 of borrowings by the Borrower under a Senior Term Loan Facility (the “Term Facility and together with the Revolving Facility, the “Credit Facilities”) and (iii) $627,000,000 of cash on hand of the Borrower. You expect the remaining consideration payable in connection with the Transactions shall consist solely of cash on hand of the Target in an amount of approximately $434,800,000. Immediately following the consummation of the Transactions, the Borrower and its subsidiaries will not have any material debt outstanding except as described in this paragraph and the debt set forth on Schedule 1 hereto (except as may otherwise be agreed between CIBC and Borrower). No other financing will be required for the uses described above (except as may otherwise be agreed between CIBC and Borrower). As used below, the defined term “Borrower” shall mean both (i) the Borrower as it exists prior to the Acquisition and (ii) the Borrower together with the Acquired Business, assuming the consummation of the Acquisition.

1. The Commitments.

(a) You have requested that the Commitment Parties (collectively with each other financial institution that becomes a lender under the Credit Facilities, the “Lenders”) commit to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter, in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).

(b) Based on the foregoing, the Commitment Parties are pleased to confirm by this Commitment Letter its commitment to you (the “Commitment”), to provide or cause one of its affiliates to provide the entire amount of each of the Credit Facilities. The commitment of CIBC is subject to the terms hereof and in the Fee Letter (as defined below).

(c) It is agreed (i) that CIBC WM will act as the exclusive advisor, Sole Bookrunner, co-lead arranger and Syndication Agent for the Credit Facilities and, in its roles as such, CIBC WM shall appear on the left and/or on the top of all marketing and documentation materials and (ii) that CIBC, acting through its New York agency, will act as the sole and exclusive Administrative Agent for the Credit Facilities. You agree that no other agents, co-agents, arrangers or book runners will be appointed, no other titles will be awarded and, except as set forth below, no compensation will be paid in connection with the Credit Facilities unless you and we shall so agree. Notwithstanding anything contained in the preceding sentence or the Fee Letter, the Borrower shall have the right at any time prior to the Closing Date to name up to four additional agents reasonably satisfactory to CIBC under the Credit Facilities, and pay compensation (which shall proportionately reduce the underwriting fees payable to the Commitment Parties as set forth in the Fee Letter) to such additional agents; provided that CIBC and CIBC WM shall not have their economic interests in connection with the Transactions reduced below 30% in the aggregate without their written consent. Each of the Commitment Parties and the Borrower hereby acknowledge and agree that, upon notice to CIBC (and subject in all respects to the approval of CIBC’s internal committees), the Borrower may determine to restructure a portion of the Credit Facilities to the extent set forth immediately below Section 4 of the Fee Letter. In such circumstance, the parties hereto shall negotiate in good faith appropriate agreements (in form and substance satisfactory to each) with respect to such restructured Credit Facility, provided however in any event that CIBC and CIBC WM shall be entitled to receive at a minimum the fees and expenses in connection with such Alternative Financing equivalent to the amounts set forth herein and in the Fee Letter.

(d) The commitments and agreements of the Commitment Parties described herein are subject to the conditions set forth in the Term Sheet and (i) there not occurring or becoming known to us (a) any event, development or circumstance since September 30, 2005, which CIBC reasonably determines has had or could reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, or results of operations of the Borrower and its subsidiaries (including the Acquired Business), taken as a whole, but excluding any such event, change, development or occurrence resulting from or arising out of: (A) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism; (B) general national, international or regional economic, financial, political or business conditions (including changes in law or GAAP or the interpretation thereof) affecting generally the generic pharmaceutical industry or the pharmaceutical industry, which do not have a materially disproportionate effect (relative to other industry participants) on the Borrower and its subsidiaries (including the Acquired Business), taken as a whole, (C) the execution, announcement and performance of the merger agreement, or (b) that any information submitted to CIBC by or on behalf of the Borrower or the Acquired Business or any of their respective affiliates is inaccurate, incomplete or misleading in any material adverse respect, (ii) there being a period of at least 30 days between the commencement of the syndication process, including the receipt of updated ratings and delivery of Confidential Information Memoranda, and the occurrence of the Closing Date (as defined in the Term Sheet), (iii) your compliance with your covenants and agreements contained herein in all material respects, and in the Fee Letter and the correctness of your representations and warranties contained herein in all material respects, (iv) there not being any material pending or threatened litigation or other proceedings (private or governmental) with respect to the financing transactions contemplated hereby, (v) the transactions contemplated hereby (including borrowings under the Credit Facilities) being in compliance in all material respects with all applicable legal requirements, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, (vi) the structure, terms and conditions of the Transactions having not changed from those described herein and in the Term Sheet in any respect materially adverse to CIBC or the Lenders except as contemplated hereby and by the Fee Letter, and (vii) the other conditions set forth or referred to in Exhibit A to this Commitment Letter. The commitments of CIBC with respect to each of the Credit Facilities and CIBC WM’s agreement to perform the services described in this Commitment Letter may be terminated if any of the conditions listed in this Section 1(d) are not satisfied. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Lead Arranger and the Borrower.

2. Fees and Expenses. In consideration of the execution and delivery of this Commitment Letter by the Commitment Parties, you agree to pay the fees and expenses set forth in the Fee Letter related to the Credit Facilities among the Commitment Parties and the Borrower, dated the date hereof (the “Fee Letter”). You hereby agree to pay, and to reimburse promptly upon request, all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses for one counsel for all of the Commitment Parties (and local counsel, if any), and reasonable expenses incurred in connection with due diligence prior to the Closing Date and travel, courier, reproduction, printing, syndication (including Intralinks expenses), consultants’ fees and delivery expenses) of the Commitment Parties incurred in connection with the Credit Facilities and the syndication of the Credit Facilities and with the preparation, execution and delivery, administration, amendment, waiver or modification (including, without limitation, proposed amendments, waivers or modifications) of the Commitment Letter, Term Sheet and the Fee Letter and documentation contemplated hereby including any reasonable fees and expenses incurred prior to the date hereof and, whether or not the Transactions are consummated. Once paid, such fees shall not be refundable under any circumstances.

3. Indemnification.

(a) The Borrower hereby agrees to indemnify and hold harmless CIBC, CIBC WM and their respective affiliates and their respective present and former directors, officers, employees, agents, representatives and controlling persons (each such person, an “Indemnified Party”), to the fullest extent permitted by law from and against any losses, claims, damages, liabilities and expenses, joint or several (collectively, “Damages”), to which such Indemnified Party may become subject in connection with or otherwise relating to or arising from any transaction or matter in any way relating to or referred to in this Commitment Letter or arising out of the matters contemplated by this Commitment Letter or the engagement of or performance of services by an Indemnified Party hereunder, and will reimburse each Indemnified Party for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing, defending or responding to any threatened or pending claim, action, litigation, proceeding or investigation (collectively, the “Proceedings”) arising therefrom, whether or not such Indemnified Party is a formal party to such Proceeding; provided, that you will not be liable to any such Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct (including bad faith) of the Indemnified Party seeking indemnification hereunder. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to you or any person asserting claims on your behalf arising out of or in connection with any transactions contemplated by the Commitment Letter or the engagement of or performance of services by any Indemnified Party thereunder except to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct (including bad faith) of the Indemnified Party. In no event shall any Indemnified Party be liable for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then you will contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (including all Expenses incurred) in such proportion as is appropriate to reflect the relative benefits to you and/or your equity holders on the one hand, and CIBC and CIBC WM on the other hand, in connection with the matters covered by this Commitment Letter or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. You agree that for purposes of this paragraph the relative benefits to you and/or your equity holders and CIBC and CIBC WM in connection with the matters covered by this Commitment Letter will be deemed to be in the same proportion that the total value paid or received or to be paid or received by you and/or your equity holders in connection with the transactions contemplated by this Commitment Letter, whether or not consummated, bears to the fees paid or proposed to be paid to CIBC and CIBC WM under this Commitment Letter; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by CIBC and CIBC WM under this Commitment Letter (excluding any amounts received by CIBC and CIBC WM as reimbursement of expenses). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by you or other conduct by you (or your employees or other agents) on the one hand, or by CIBC and CIBC WM, on the other hand.

(b) You agree not to enter into any waiver, release or settlement of any pending or threatened Proceeding (whether or not CIBC and CIBC WM or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of CIBC and CIBC WM (which consent will be in CIBC’s and CIBC WM’s sole discretion), unless such waiver, release or settlement (i) includes an unconditional release of CIBC and CIBC WM and each Indemnified Party, in form and substance satisfactory to CIBC and CIBC WM, from all liability and claims that are the subject matter of or arise out of such Proceeding and (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

(c) Your indemnity, reimbursement and contribution obligations hereunder will be in addition to any liability which you may have at common law or otherwise to any Indemnified Party and will be binding upon and inure to the benefit of any of your successors, assigns, heirs and personal representatives or an Indemnified Party. The provisions of this Section 3 will survive the modification or termination of this Commitment Letter.

4. Expiration of Commitment. Upon the earlier to occur of (A) the execution and delivery of the Credit Documentation by all of the parties thereto, or (B) the date on which your bid submission either expires pursuant to its terms without being accepted or is terminated and is not subject to an effective extension, (C) six months from the date hereof if the Credit Documentation shall not have been executed and delivered by the parties prior to that date, or (D) if earlier than (C), the date of termination of the Merger Agreement, this Commitment Letter and the commitments of CIBC hereunder and the agreement of CIBC WM to provide services described herein shall automatically terminate unless CIBC and CIBC WM shall, in their discretion, agree to an extension. The date and time of expiration of the Commitment is sometimes referred to herein as the “Commitment Expiration Date.”

5. Confidentiality.

(a) This Commitment Letter and the terms and conditions contained herein and therein shall not be disclosed by the Borrower or any of its affiliates, directly or indirectly, to any person or entity (other than the Target and such of your and its agents and advisors as need to know to consummate the Transactions and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the Commitment Parties which consent shall not be unreasonably withheld or delayed. The Fee Letter and the terms and conditions contained therein shall not be disclosed by the Borrower or any of its affiliates, directly or indirectly, to any person or entity (other than such of your agents and advisors as need to know to consummate the Transactions and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the Commitment Parties.

(b) You acknowledge that each of CIBC and its affiliates (the term “CIBC” being understood to refer hereinafter in this paragraph to include such affiliates), may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. CIBC shall not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by CIBC of services for other companies, and CIBC will not furnish any such information to other companies. You also acknowledge that CIBC has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

(c) You agree that at any time after the consummation of the transactions contemplated herein, after consultation with you, CIBC and its affiliates may place announcements or advertisements (at its option and expense) in such newspapers and publications as it may choose, describing our services and the transactions described hereunder.

6. Assignment and Syndication.

(a) The parties hereto agree that the Commitment Parties shall have the right, prior to or after execution of the Credit Documentation, to syndicate the Credit Facilities and/or the Commitment to a group of financial institutions or other investors identified by us and which shall be approved by you, such approval not to be unreasonably withheld or delayed. Upon any such additional Lender issuing its commitment to you to provide a portion of the Credit Facilities, CIBC shall be released from a portion of its commitment in respect of such Credit Facilities in an aggregate amount equal to the commitment of such lender. The Lead Arranger shall manage all aspects of any such syndication, including decisions as to the selection of institutions to be approached and when they will be approached, the acceptance of commitments, the amounts offered, the amounts allocated and the compensation provided, and the Borrower agrees to use commercially reasonable efforts to assist the Lead Arranger in such syndication process as it may reasonably request including, without limitation, (i) with the intent that the syndication efforts benefit from the existing lending relationships of the Borrower and the Target, (ii) arranging for direct contact between senior management and advisors of the Borrower and the Acquired Business, and the proposed Lenders, (iii) assisting in the preparation of Confidential Information Memoranda and other marketing materials to be used in connection with any syndication, including causing such Confidential Information Memoranda to conform to market standards as reasonably determined by the Lead Arranger and (iv) hosting with the Lead Arranger, of one or more meetings of prospective Lenders and, in connection with any such Lender meeting, consulting with the Lead Arranger with respect to the presentations to be made at such meeting, and making available appropriate officers and representatives to rehearse such presentations prior to such meetings, as reasonably requested by the Lead Arranger. You agree, at the request of the Lead Arranger, to assist in the preparation of a version of each Confidential Information Memorandum and the other marketing materials and presentations to be used in connection with the syndication of the Credit Facilities, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to either Borrower, Target and their respective subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (all such information and documentation being “Public Lender Information”). Any information and documentation that is not specifically identified as Public Lender Information is referred to herein as “Private Lender Information”. You further agree that, upon our request, you will designate any document to be disseminated by us to any Lender in connection with the Credit Facilities as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You also agree that you will work with the Lead Arranger to procure prior to the commencement of syndication of the Credit Facilities, a rating for the Credit Facilities by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group.

(b) To assist the Lead Arranger in its syndication efforts, you agree promptly to prepare and provide to the Commitment Parties all information with respect to the Borrower, the Acquired Business (to the extent available to the Borrower), the Acquisition and the other transactions contemplated hereby, including financial information and projections, including projections for the five fiscal years following the Closing Date (the “Projections”), as they may reasonably request. You hereby represent and covenant that (i) all information other than the Projections, including the Confidential Information Memoranda (the “Information”) that has been or will be made available to the Commitment Parties by you or any of your representatives is or will be (to your knowledge, with respect to the Acquired Business), when furnished, complete and correct in all material respects and does not or will not, when furnished (to your knowledge, with respect to the Acquired Business), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to the Commitment Parties by you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by the you to be reasonable at the time made. Prior to the Closing Date, you agree upon reasonable request to supplement the Information and the Projections from time to time and agree to advise the Lead Arranger and Commitment Parties of all developments materially adversely affecting Borrower, the Acquired Business or any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to the Lenders. You acknowledge that the Commitment Parties and Lead Arranger may share with any of their affiliates, and such affiliates may share with them, any information related to Borrower, the Acquired Business (of which you are aware) or any of their respective subsidiaries or affiliates and the transactions contemplated hereby. You understand that in arranging and syndicating the Credit Facilities we may use and rely on the Information and Projections without independent verification thereof and that prior to the Closing Date, you will promptly notify us upon your becoming aware of any changes in circumstances that could be expected to call into question the continued reasonableness of any material assumption underlying the Projections.

(c) Prior to and during the syndication of the Credit Facilities you will ensure that no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or the Acquired Business or any affiliate thereof is announced, syndicated or placed without the prior written consent of CIBC.

7. Survival. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the commitments of the Lenders hereunder. The provisions under Sections 6, 8 and 9(g), and under Sections 3 and 5, to the extent not covered by the Credit Documentation, shall survive the execution and delivery of the Credit Documentation.

8. Choice of Law; Jurisdiction; Waivers.

(a) This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by applicable law, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or the Fee Letter and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Commitment Letter or the Fee Letter.

(b) No Commitment Party shall be liable in any respect for any of the obligations or liabilities of any other Commitment Party under this letter or arising from or relating to the transactions contemplated hereby.

9. Miscellaneous.

(a) This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(b) The Borrower may not assign any of its rights, or be relieved of any of its obligations, without the prior written consent of the Commitment Parties.

(c) This Commitment Letter and the attached Term Sheet set forth the entire understanding of the parties hereto as to the scope of the Commitment and the obligations of the Commitment Parties hereunder. This Commitment Letter shall supersede all prior understandings and proposals, whether written or oral, between any of the Commitment Parties and you relating to any financing or the transactions contemplated hereby. This Commitment Letter shall be in addition to the agreements of the parties contained in the Fee Letter.

(d) This Commitment Letter has been and is made solely for the benefit of the parties hereto, the Indemnified Parties, and their respective successors and assigns, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or the agreements of the parties contained herein.

(e) You acknowledge that CIBC WM is a full service financial firm and as such from time to time may effect transactions for its own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter. You hereby waive and release, to the fullest extent permitted by law, any claims you have with respect to any conflict of interest arising from such transactions, activities, investments or holdings, or arising from the failure of CIBC WM or any of its affiliates to bring such transactions, activities, investments or holdings to your attention.

(f) You hereby acknowledge that CIBC and CIBC WM will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that CIBC or CIBC WM will act or be responsible as a fiduciary to you, Borrower or your or Borrower’s respective management, stockholders, creditors or any other person. You, Borrower and we each hereby expressly disclaim any fiduciary relationship and agree that each of us is responsible for making our own independent judgments with respect to any transactions entered into between any of us.

(g) To help the United States government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

[signature pages follow]

If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Commitment Letter at or before 5:00 p.m. (New York City time) on March 13, 2006 the time at which the commitments of the Commitment Parties set forth above (if not so accepted prior thereto) will terminate.

Very truly yours,

CANADIAN IMPERIAL BANK OF COMMERCE,
acting through its New York Agency,

By:	/s/ Doug Cornett
Name: Doug Cornett
Title: Authorized Signatory

By:	/s/ Ian Palmer
Name:Ian Palmer
Title: Authorized Signatory

CIBC WORLD MARKETS CORP.

By:	/s/ Doug Cornett
Name: Doug Cornett
Title: Authorized Signatory

Accepted and agreed to as of the date first above written:

WATSON PHARMACEUTICALS, INC.

By:	/s/ Charles P. Slacik
Name: Charles P. Slacik
Title: Executive Vice President and Chief Financial Officer

Schedule 1

Indebtedness of the Borrower to Remain Outstanding

$573,780,000 of 2.1% Convertible Contingent Senior Debentures due 2023

$14,049,000 of 7.125% Senior Unsecured Notes due 2008

Exhibit A-1 to Exhibit A to the Commitment Letter

__________________________

PROJECT WATER

CREDIT FACILITIES

Summary of Conditions

___________________________

                The availability of the Credit Facilities shall be conditioned upon the conditions set forth in the Commitment Letter and satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions shall be satisfied, the “Closing Date”) on or before six months from the date hereof (with references to the Borrower and its subsidiaries in this paragraph being deemed to refer to and include the Target and its subsidiaries after giving effect to the Transactions):

                (a) Each Loan Party shall have executed and delivered satisfactory definitive documentation with respect to the Credit Facilities (the “Credit Documentation”).

                (b) The Lead Arranger shall have reviewed, and be reasonably satisfied with, the final terms and conditions and the documentation relating to the Acquisition, including the Merger Agreement and the related schedules and exhibits (collectively, the “Merger Documents”), it being understood that the Merger Agreement dated as of March 12, 2006 is acceptable to the Lead Arranger). The Transactions shall have been consummated pursuant to the Merger Documents, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified without the consent of the Lead Arranger not to be unreasonably withheld or delayed. The Acquisition shall have been consummated for aggregate cash consideration not exceeding $1,900,000,000.

                (c) The Lenders, the Administrative Agent and the Lead Arranger shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented, on the Closing Date simultaneously with the funding.

                (d) The waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated.

                (e) The Borrower shall have delivered (i) the most recently released audited financial statements of the Borrower and its Subsidiaries and of the Acquired Business, (ii) unaudited financial statements of the Borrower and its Subsidiaries and of the Acquired Business for the most recent fiscal quarters ended 45 days prior to the Closing Date, (iii) unaudited interim consolidated financial statements of the Borrower and the Acquired Business for each fiscal month ended subsequent to the date of the latest quarterly or annual financial statements of the Borrower or the Acquired Business, as the case may be, for each month ended 30 days prior to the Closing Date and (iv) a consolidated pro forma balance sheet and income statement of the Borrower and the Acquired Business for the twelve month period as of the most recent quarter ended 60 days prior to the Closing Date. The Lead Arranger shall have received reasonably satisfactory evidence (including

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satisfactory supporting schedules and other data) that the ratio of (x) pro forma funded indebtedness of the Borrower as of the Closing Date after giving effect the Acquisition to (y) pro forma consolidated EBITDA of the Borrower and its subsidiaries for the latest twelve month period after giving effect to the Acquisition (including only those adjustments that are (a) directly attributable to the Transaction, (b) expected to have a continuing impact on the Borrower, and (c) such other adjustments as the Lead Arranger agrees are appropriate, such agreement not to be unreasonably withheld or delayed) is no greater than 2.75 to 1.0. The definition of EBITDA shall be substantially similar to the definition of such term in the Borrower’s existing revolving credit facility, with such adjustments (including without limitation identified cost savings and divestitures) as are reasonably acceptable to the Borrower and the Commitment Parties.

                (f) The Borrower shall have delivered a pro forma consolidated balance sheet of the Borrower as at the date of the most recent consolidated balance sheet of the Borrower delivered pursuant to the preceding paragraph, adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date.

                (g) The Borrower shall have received credit ratings for the Credit Facilities from each of Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

                (h) The Administrative Agent shall have received such legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries, and (ii) from such special and local counsel as may be reasonably required by the Lead Arranger), documents and other instruments as are customary for transactions of this type or as the Administrative Agent may reasonably request.

                (i) There shall not be pending any suit, action or proceeding under the antitrust laws  by any U.S.  governmental entity in any court of competent jurisdiction seeking to prohibit the consummation of the Acquisition or that would otherwise have a material adverse effect on the properties, assets, liabilities, business, results of operations, or financial condition of Borrower and its subsidiaries, taken as a whole.

                (j) The Administrative Agent shall have received, at least five business days in advance of the Closing Date, all requested documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the U.S.A. Patriot Act.

(k) Sources and uses of funds and the assumptions relating thereto shall be substantially as described in the Commitment Letter (including without limitation any restructuring the Credit Facilities identified in the Commitment Letter).

(l) Borrower and its subsidiaries shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable healthcare and environmental laws and regulations, except where such failure to comply would not, singly or in the aggregate, cause a Material Adverse Effect. .

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(m) There not occurring any event, change, development or occurrence that, either individually or in the aggregate with all other events, changes, developments or occurrences, since September 30, 2005, which would have, or would reasonably be expected to have a material adverse effect (x) on the properties, assets, liabilities, business, financial condition, or results of operations of the Target and its subsidiaries, taken as a whole, or the Borrower and its subsidiaries (including the Acquired Business), taken as a whole, but excluding any such event, change, development or occurrence resulting from or arising out of: (i) changes in the financial markets generally in the United States or that are the result of acts of war or terrorism; (ii) general national, international or regional economic, financial, political or business conditions (including changes in Law or GAAP or the interpretation thereof) affecting generally the generic pharmaceutical industry or the pharmaceutical industry, which do not have a materially disproportionate effect (relative to other industry participants) on the Target and its subsidiaries, taken as a whole, or the Borrower and its subsidiaries (including the Acquired Business), taken as a whole; (iii) the execution, announcement and performance of the merger agreement, or any actions taken, delayed or omitted to be taken by the Target pursuant to the merger agreement or at the request of Borrower; (iv) decrease in revenues from the Target’s generic products related to price reductions or reduced market share in the ordinary course of business as a result of competition from current or future competitors; (v) any adverse determination in connection with any litigation under Paragraph IV of the Drug Price Competition and Patent Term Restoration Act of 1984, and (vi) the FDA OAI Matter, or (y) the ability of the Target or the Borrower to consummate the Merger (a “Material Adverse Effect”), subject to Annex A to this Exhibit.

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Annex to Exhibit A

For avoidance of doubt, (i) the continuation of the Target’s FDA Official Action Indicated (OAI) status relating to its Davie, Florida manufacturing facilities shall not constitute, and shall not be considered in determining the existence of, a Material Adverse Effect, and (ii) no matter arising out of or resulting from the FDA OAI Matter (other than solely a matter described in the immediately succeeding sentence hereof) shall constitute, or shall be considered in determining the existence of, a Material Adverse Effect. With regard to matters arising out of the FDA OAI Matter, only the actual occurrence prior to the Closing Date of the following shall constitute a Material Adverse Effect: any actual seizure or recall of or reduction in manufacturing or distribution activities for Cartia XT, Taztia XT, Altoprev or Metformin XT or any fine or criminal or civil penalty, in any of the foregoing cases imposed by a governmental entity (or, in the case of a recall or reduction in manufacturing or distribution activities, voluntarily undertaken by the Target), which has had, individually or in the aggregate, a material adverse effect on the properties, assets, liabilities, business, results of operations or financial condition of the Target and its Subsidiaries, taken as a whole.

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